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                                     BAKER
                                       &
                                 HOSTETLER LLP
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                               COUNSELLORS AT LAW

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  Capitol Square, Suite 2100 o 65 East State Street o Columbus, Ohio 43215-4260
                      (614) 228-1541 o Fax (614) 462-2616

                                                                 Amy M. Shepherd
                                      Writer's Direct Dial Number (614) 462-4712
                                                  E-Mail: ASHEPHERD@BAKERLAW.COM

                                September 9, 2002

Diamond Hill Funds
375 North Front Street, Suite 300
Columbus, Ohio 43215

Dear Gentlemen:

         This  letter  is in  response  to  your  request  for  our  opinion  in connection with the filing of Post-Effective Amendment No. 16 to the Registration Statement of Diamond Hill Funds, formerly The BSG Funds (the "Trust") on Form N-1A.

     We have examined a copy of the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust's by-laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

     Based upon the foregoing, we are of the opinion that after Post Effective Amendment No. 16 is effective for purposes of federal and applicable state securities laws, the shares of Diamond Hill Strategic Income Fund, a series of the Trust, when issued in accordance with the then current Prospectus and Statement of Additional Information of such Fund, will be legally issued, fully paid and non-assessable.

     We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment No. 16 referred to above.

                                        Sincerely,

                                        BAKER & HOSTETLER LLP

                                        /s/ Amy M. Shepherd
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                                        Amy M. Shepherd
                                        Partner

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